CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



To the Board of Trustees of
  Neuberger & Berman Equity Assets:
  Neuberger & Berman Socially Responsive Trust


         We consent to the inclusion in Part B. Statement of Additional Information in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Assets (File #33-82568) (811-8106) of our report dated February 27, 1997, on our audit of the statement of assets and liabilities of Neuberger & Berman Equity Assets: Neuberger & Berman Socially Responsive Trust and to the incorporation by reference in Part B of the Registration Statement of our report dated October 4, 1996, on our audit of the financial statements and financial highlights of Neuberger & Berman Socially Responsive Portfolio, which report is included in the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1996.

         We also consent to the reference to our Firm with respect to Neuberger & Berman Socially Responsive Trust and Portfolio under the captions "Independent Accountants" and "Financial Statements" in Part B of the Registration Statement.


                           /s/ Coopers & Lybrand L.L.P.
                           ----------------------------
                            Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 27, 1997